UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street Warsaw, Indiana		46580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 7, 2011, Zimmer Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp. and RBS Securities Inc. (collectively, the “Underwriters”), in connection with the public offering of $250.0 million aggregate principal amount of the Company’s 1.400% notes due 2014 (the “2014 Notes”) and $300.0 million aggregate principal amount of the Company’s 3.375% notes due 2021 (the “2021 Notes” and, together with the 2014 Notes, the “Notes”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The offering of the Notes closed on November 10, 2011.

The Notes were issued pursuant to the second supplemental indenture dated November 10, 2011 (the “Supplemental Indenture”) to the Indenture (the “Indenture”) dated as of November 17, 2009 between the Company and Wells Fargo Bank, National Association, as trustee. For a description of the material terms of the Supplemental Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-163043), the prospectus dated November 12, 2009, and the related prospectus supplement dated November 7, 2011.

A copy of the Underwriting Agreement and the Supplemental Indenture are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The Indenture was incorporated by reference into the Registration Statement.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a

Registrant.

The 2014 Notes bear interest at a rate of 1.400% per annum and mature on November 30, 2014. The 2021 Notes bear interest at a rate of 3.375% per annum and mature on November 30, 2021. Interest on both series of Notes is payable semi-annually in arrears on May 30 and November 30 each year, beginning on May 30, 2012 (each, an “Interest Payment Date”). Interest will be paid to holders of record of such Notes registered at the close of business on the fifteenth calendar day preceding the related Interest Payment Date.

The Company may, at its option, redeem the Notes in whole at any time or in part from time to time on not less than 30 and not more than 60 days’ prior written notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at the redemption price set forth in the Notes, plus accrued and unpaid interest to the date of redemption. In addition, the Company may redeem the 2021 Notes on or after August 30, 2021 at 100% of the principal amount plus accrued and unpaid interest to the date of redemption.

The Supplemental Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Supplemental Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by the Supplemental Indenture (including the form of the Notes attached thereto).

ITEM 8.01	Other Events.

On November 7, 2011, the Company issued press releases announcing the offering of the Notes and the sale of the Notes. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated as of November 7, 2011 among Zimmer Holdings, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp. and RBS Securities Inc.

Exhibit 4.1	Second Supplemental Indenture to the Indenture dated as of November 17, 2009 between Zimmer Holdings, Inc. and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Form of 1.400% Note due 2014 (included in Exhibit 4.1 hereto).

Exhibit 4.3	Form of 3.375% Note due 2021 (included in Exhibit 4.1 hereto).

Exhibit 5.1	Opinion of Baker & Daniels LLP.

Exhibit 12.1	Computation of Ratio of Earnings to Fixed Charges.

Exhibit 23.1	Consent of Baker & Daniels LLP (included in Exhibit 5.1 hereto).

Exhibit 99.1	Press Release, dated November 7, 2011, issued by Zimmer Holdings, Inc.

Exhibit 99.2	Press Release, dated November 7, 2011, issued by Zimmer Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 10, 2011

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated as of November 7, 2011 among Zimmer Holdings, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp. and RBS Securities Inc.

Exhibit 4.1	Second Supplemental Indenture to the Indenture dated as of November 17, 2009 between Zimmer Holdings, Inc. and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Form of 1.400% Note due 2014 (included in Exhibit 4.1 hereto).

Exhibit 4.3	Form of 3.375% Note due 2021 (included in Exhibit 4.1 hereto).

Exhibit 5.1	Opinion of Baker & Daniels LLP.

Exhibit 12.1	Computation of Ratio of Earnings to Fixed Charges.

Exhibit 23.1	Consent of Baker & Daniels LLP (included in Exhibit 5.1 hereto).

Exhibit 99.1	Press Release, dated November 7, 2011, issued by Zimmer Holdings, Inc.

Exhibit 99.2	Press Release, dated November 7, 2011, issued by Zimmer Holdings, Inc.